EXHIBI 99.1



                       NATURE AND STAGE OF THE PROCEEDINGS
                       -----------------------------------

         On August 16, 2005, plaintiff Highland Legacy, Limited ("Plaintiff" or "Highland"), filed a complaint in this action alleging breaches of fiduciary duties and seeking the recovery of fees from certain defendants relating to transactions with nominal defendant Motient Corporation ("Motient"). An amended complaint ("Complaint"; cited "Compl. P. _") was filed on September 6, 2005.

         On October 14, 2005, defendants Barry A. Williamson, Gerald S. Kittner, Raymond L. Steele, Steven G. Singer and C. Gerald Goldsmith ("Director Defendants"), all of which serve on Motient's board of directors ("Board"), defendant Christopher W. Downie and nominal defendant Motient (collectively, "Moving Defendants") filed a motion to dismiss ("Motion") the Complaint pursuant to Court of Chancery Rule 23.1 ("Rule 23.1"). This is the Moving Defendants' opening brief in support of their Motion to dismiss this action due to Plaintiff's failure to satisfy the pleading requirements of Rule 23.1 and due to Plaintiff's inability to act as a fair and adequate class representative.



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                              PRELIMINARY STATEMENT
                              ---------------------

         This action is merely one of four related lawsuits filed by one or more members of an affiliated group of hedge funds controlled by dissident Motient director James D. Dondero. In addition to this action in Delaware, entities controlled by Mr. Dondero have filed two related law suits in Texas seeking, among other remedies, rescission of their $90 million purchase of Motient preferred stock. Mr. Dondero also took his personal fight with Motient a step further, and filed yet another lawsuit in Delaware which sought to enjoin Motient from completing an exchange offer. Although Dondero purports to represent a class of shareholders, his allegations are focused solely on his personal disputes with Motient. Plaintiff's interests are clearly not aligned with the other Motient stockholders.

         Plaintiff has not satisfied the demand requirements of Rule 23.1. In lieu of particularized substantive factual allegations relevant to why Plaintiff failed to make a demand on Motient's Board, as required by Rule 23.1, the Complaint is riddled with aspersions cast against director and non-director defendants referencing unrelated litigation concerning irrelevant entities and events. Plaintiff asserts that the foregoing unrelated lawsuits somehow establish that all of the defendants "simply cannot be entrusted with fiduciary responsibilities for stockholders." Plaintiff's theory is unsupported by either logic or law. Ad hominem attacks based on irrelevant events are not a substitute for particularized allegations of fact. The Complaint's allegations come nowhere close to satisfying Plaintiff's burden under Rule 23.1 and Delaware law to plead particularized facts showing that demand would be futile. Accordingly, Plaintiff's Complaint should be dismissed in its entirety.



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         In addition, the flurry of related lawsuits in Texas and Delaware show that Mr. Dondero and his controlled entities are merely using litigation to further their own personal agenda against Motient and the Board, not to protect the interests of Motient or Motient's other stockholders. Given this sharp conflict, Plaintiff is not an adequate derivative plaintiff under Rule 23.1, and his derivative claims should, therefore, be dismissed.


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



                              STATEMENT OF FACTS 1
                              --------------------

      A. Relevant Parties And Non-Parties.
         ---------------------------------

         1. The Professional Plaintiffs: Highland And Mr. Dondero.

         Plaintiff Highland is a Cayman Islands entity which owns Motient common stock. Compl. P. 2. Plaintiff is managed by James D. Dondero - the President of Strand Advisors, Inc., the general partner of Highland Capital Management, L.P., which is Plaintiff's Collateral Manager. Compl. P. 3. Mr. Dondero - a Motient director since July 2002 and a director of American Banknote Corporation ("ABN")
- is a professional plaintiff who routinely engages in litigation as an investment strategy. Since 2002, Mr. Dondero and his Highland entities have been involved, primarily as a plaintiff, in over fifty lawsuits.

         2. Motient And The Director Defendants.

         Nominal defendant Motient emerged from bankruptcy in 2002 and is now a nationwide provider of wireless data solutions for Fortune 500 companies and the small to medium size enterprise business market. Compl. P. P. 2, 16. The Board is comprised of seven members, consisting of Mr. Dondero, Jonelle St. John and the Director Defendants.

         Non-party Ms. St. John has been a Motient director since November 2000.

         Director Defendant Steven G. Singer has been a Motient director since May 2002 and Chairman since June 2003. Since November 2000, Mr. Steven G. Singer has served as Chairman and CEO of ABN, a public company providing documents of value (such as currency, checks, passports, and credit cards) and related services. Compl. P. 6. Mr. Steven G. Singer also currently serves as the non-executive Chairman of Globix Corporation ("Globix"), a public company. Compl. P. 6.


_________________________
1 For purposes of this Motion only, the well-pleaded allegations of fact contained in the Complaint have been taken to be true. Documents incorporated by reference into the Complaint may be properly considered on a motion to dismiss. See Solomon v. Armstrong, 747 A.2d 1098, 1121 n.72 (Del. Ch. 1999), aff'd, 746
A.2d 277 (Del. 2000) (TABLE). Additionally, on a motion to dismiss it is appropriate for the Court to take judicial notice of publicly filed documents, such as documents filed with the Securities and Exchange Commission or the Delaware Secretary of State. See D.R.E. 201(f) (stating that Courts may take judicial notice at any stage in the proceeding); Solomon, 747 A.2d at 1121 n.72 ("[W]here certain facts are not specifically alleged (or in dispute) a Court may take judicial notice of facts publicly available in filings with the SEC."); Wal-Mart Stores, Inc. v. AIG Life Ins. Co., 860 A.2d 312, 320 n.28 (Del. 2004) (stating that publicly filed documents are judicially noticeable on a motion to dismiss).

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

         Director Defendant Kittner has been a Motient director since May 2002. Compl. P. 8. Since October 2001, Mr. Kittner has been an advisor and consultant for defendant Communications Technology Advisors LLC ("CTA").2 Compl. P. 8.

         Director Defendant Steele has been a Motient director since May 2004. Compl. P. 9. Mr. Steele has been a director of Globix since June 2003, and is also a director of ABN. Compl. P. 9.

         Director Defendant Williamson has been a Motient director since March 2005, Compl. P. 10, and is currently a director of defendant Tejas Incorporated ("Tejas"), a publicly traded brokerage and investment banking company.

         Director Defendant Goldsmith has been a Motient director since March 2005, Compl. P. 11, and is a former director of ABN. See Compl. P. 9.

         3. Motient's Officer Defendant.

         Defendant Christopher W. Downie is Motient's principal executive officer. Compl. P. 14. As a non-director, Mr. Downie is largely irrelevant to the Motion; however, Mr. Downie joins in and supports the arguments made herein.3

         4. Motient's Financial And Restructuring Advisors: CTA And Tejas.

         Defendant CTA is a consulting firm that provides operational and financial restructuring and related advice to clients in the communications industry. Compl. P. 4. Motient initially retained CTA in 2002 to provide


_________________________
2 At present, CTA has not been properly served in this action. The Complaint was served upon The Corporation Trust Company - which is not CTA's registered agent. 3 Mr. Downie vehemently denies the specious allegations leveled against him. Since this Motion is not the appropriate vehicle to do so, Mr. Downie will address the lack of merit of Plaintiff's claims, if necessary, in future filings with the Court.

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

financial advice in connection with Motient's emergence from bankruptcy. Compl.
P. 17.

         Defendant Tejas is a financial services holding company whose primary operating subsidiaries include defendant Tejas Securities Group, Inc. ("Tejas Securities"), and defendant Capital and Technology Advisors, Inc. ("C&TA Inc."). Tejas Securities is a full service brokerage and investment banking firm that focuses on distressed debt securities and corporate finance and strategic advisory services. Defendant C&TA Inc. is a consulting firm that provides operational and financial restructuring and related advice to clients primarily in the telecommunications and technology sectors. C&TA Inc. became a wholly owned subsidiary of Tejas in July 2005. Compl. P. P. 5, 12.

         5. Plaintiff's Red Herrings.

         Defendant Gary Singer, who is defendant Steven G. Singer's brother, is neither an officer nor a director of Motient. 4 Compl. P. 7.

         Defendant Abbruzzese is alleged to be a former Motient director and the founder and senior-most executive of CTA. Compl. P. 13. Mr. Abbruzzese is described in the Complaint as a conspirator of Mr. Gary Singer. E.g. Compl. P. 35 (alleging that Messrs. Abbruzzese and Gary Singer "were recently sued for looting WSNet Holdings, Inc.").

         Plaintiff's invective concerning Gary Singer and Mr. Abbruzzese, in addition to being irrelevant, is a transparent ploy to tempt the Court into drawing incorrect (and improper) character inferences. Delaware Rule of Evidence 404 expressly states that "[e]vidence of other crimes, wrongs or acts is not admissible to prove the character of a person in order to show action in


_________________________
4 At present, Mr. Gary Singer has not been properly served in this action and has filed a motion to dismiss the Complaint based on improper service, lack of personal jurisdiction and failure to state a claim.

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

conformity therewith." DRE 404(3)(b). In any event, Messrs. Abbruzzese and Gary Singer are largely irrelevant to this Motion in that neither is a director of Motient. E.g. Rattner v. Bidzos, 2003 WL 22284323, at *9 n.47 (Del. Ch. Sept. 30, 2003) ("[F]or purposes of determining demand futility, the Individual Defendants who are not Director Defendants are largely irrelevant.").

         B. Background: Mobile Satellite Ventures, Motient's Chapter 11 Filing And The FCC Developments.
            -------------------------------------------------------------------

         In the late 1980s, Motient was formed to construct, launch and operate a mobile satellite-based communications network. Motient 10-K at 7 (2004) (cited in Compl. P. 27) (signed by Mr. Dondero).5 In the late 1990s, Motient acquired a mobile terrestrial-based communications network and began providing two network configurations: (i) a "satellite-only" communications network; and (ii) a combined terrestrial and satellite communications network. Id.

         In 2001, Motient focused its efforts on the terrestrial-based communications network and sold its satellite and related assets to a joint venture subsidiary, Mobile Satellite Ventures ("MSV"). Id. MSV is a limited partnership, in which Motient is one of the limited partners. Id. Motient holds a proportionate ownership interest in the corporate general partner and has certain rights to appoint directors to the general partner; however, Motient does not have direct or indirect operating control over MSV. Id.

         In January 2002, shortly after Motient sold its satellite-based network, Motient filed for Chapter 11 bankruptcy protection in order to restructure its highly leveraged capital structure. Motient 10-K at 17 (2003) (signed by Mr. Dondero). The U.S. Bankruptcy Court for the Eastern District of Virginia confirmed a plan of reorganization on April 26, 2002, and Motient emerged from bankruptcy in May 2002. Id. At that time, Motient common stock (MNCP.PK) was trading at approximately $5.00 per share.6


_________________________
5 "A 10-K is appropriately considered in ruling on a motion to dismiss, especially when referenced in the complaint." In re eBay, Inc. S'holders Litig., 2004 WL 253521, at *3 n.2 (Del. Ch. Jan. 23, 2004, revised Feb. 11, 2004).

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


         In May 2002, Motient entered into a consulting agreement with CTA under which CTA provided financial and restructuring consulting services. Motient 10-K at 100 (2002) (signed by Mr. Dondero). CTA had previously acted as an advisor to the official committee of unsecured creditors in connection with Motient's Chapter 11 bankruptcy case. Id. at 101. The consulting agreement with CTA, which had an initial term of three months, has been subsequently extended and/or modified on numerous occasions. E.g., id. at 100.

         In July 2002, Motient's Board approved the offer and sale to CTA of a warrant for 500,000 shares of Motient's common stock for an aggregate purchase price of $25,000. Motient 10-K at 7 (2004). The warrant was recorded as a consultant compensation expense in December of 2002. Id. On July 30, 2002, Motient common stock closed at $3.00 per share - which was also the exercise price for CTA's warrant.

         The Complaint casts Motient's transactions with CTA in a disparaging light, challenging CTA's retention as a fiduciary breach and alleging that CTA was paid "exorbitant fees and warrants." E.g. Compl. P. 51. However, Plaintiff's allegations stand in stark contrast with public Securities and Exchange Commission ("SEC") filings signed by Mr. Dondero. Indeed, the 10-K filed by Motient for the period ending December 31, 2004, which was filed on March 31, 2005, states:

         During 2004, Motient and/or certain of its subsidiaries were party to certain contracts and/or transactions with CTA. All of these contracts and transactions were approved by Motient's board of directors, and Motient believes that the contracts and transactions were made on terms substantially as favorable to Motient as could have been obtained from unaffiliated third parties.


_________________________
6 The Court may take judicial notice of the price of a company's stock on a motion to dismiss. E.g. Weiss v. Samsonite Corp., 741 A.2d 366, 375 n.26 (Del. Ch. 1999), aff'd, 746 A.2d 277 (Del. 1999).

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

Motient 10-K at 80 (2004) (emphasis added). Similarly, Motient's Form 10-Ks for 2002 and 2003 - also signed by Mr. Dondero - contain comparable statements. Motient 10-K at 100-101 (2002); Motient 10-K at 111 (2003).

         Following emergence from Chapter 11 bankruptcy proceedings, Motient's primary asset was (and is) its ownership interest in MSV. Compl. P. 16. MSV is developing a next-generation hybrid satellite/terrestrial wireless network over North America using ancillary terrestrial component ("ATC") technology. Motient 10-K at 7 (2004). ATC technology allows a wireless provider to use satellite communications technology in conjunction with more traditional land-based wireless communications technologies, allowing a user to utilize a signal from both satellite and terrestrial locations, depending on a variety of technical and cost concerns. Motient 10-K at 10 (2004).

         In February 2003, the Federal Communications Commission ("FCC") adopted an order governing ATC technology, giving mobile satellite operators broad authority to use their assigned spectrum to operate an ATC. Id. The February 2003 ATC Order established a set of preconditions and technical limits for ATC operations, as well as an application process for approval of the specific system incorporating the ATCs that the licensee intends to use. Id. On November 18, 2003, MSV filed an FCC application to construct its next-generation hybrid network with ATC. Id.

         On January 30, 2004, Motient engaged CTA to act as chief restructuring entity upon terminating prior senior management. Motient 10-K at 80 (2004). As consideration for this work, Motient agreed to pay to CTA a monthly fee of $60,000. Id.; Compl. P. 17. In order to raise capital, Motient sold unregistered

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

securities in April, July and November of 2004. Compl. P. P. 18, 27-32. In connection with those stock sales, the Board retained Tejas to act as placement agent. The allegations contained in the Complaint (although conclusory) challenge the Board's decision to retain Tejas.

         On November 11, 2004, the FCC announced that it had issued an order granting MSV the first ATC license ever granted by the FCC. That day, Motient common stock closed at $15.00 per share. In the months following Motient's sale of securities to Tejas and the announcement of the ATC license, Motient common stock rose dramatically to a high of $31.45 on February 11, 2005.

         Between November 2004 and February 2005, Motient engaged in a series of transactions which increased Motient's direct and indirect ownership of MSV from 29.5% to approximately 49%. Motient 10-K at 9 (2004). In February 2005, CTA and certain of its affiliates were paid an investment banking fee of $3.7 million in cash and stock in relation to the closing of Motient's acquisition of certain interests in MSV. Id. at 80; Compl. P. 32. That fee was equal to 1% of the aggregate consideration paid by Motient for the additional MSV interests. Motient 10-K at 80 (2004). Approximately 40% of the fee was paid to The Singer Children's Management Trust,7 which is a trust established for the benefit of the children of Mr. Gary Singer. Id.; Compl. P. 32. This amount was paid at the direction of CTA as compensation for the assistance Mr. Gary Singer provided to CTA in one of the transactions. Id.

         A substantial portion of the present value of Motient's stock and warrants - whether held by Plaintiff, Mr. Dondero, Tejas, CTA or any holder - is attributable to the 350% increase in stock value which occurred (i) following


_________________________
7 Paragraph 32 of the original complaint alleged that the payment was assigned to "Starrett Consulting, LLC, an entity controlled by Gary Singer."

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the ATC license grant to MSV (which occurred after the challenged stock sales)
and (ii) during the transactions whereby Motient increased its ownership of MSV to 49%.

         C. The Delaware Complaint's Allegations Of Wrongdoing.
            ---------------------------------------------------

         The main thrust of the Complaint is a challenge to the Board's decision(s) to retain Tejas as placement agent in connection with stock sales in April, July and November 2004. Compl. P. P. 27-32. In connection therewith, Plaintiff asserts: (i) that Gary Singer, CTA and Mr. Abbruzzese advised the Board8 and pressured Motient into retaining Tejas, Compl. P. P. 19, 20; (ii) that Steven G. Singer failed to disclose that Tejas was "unqualified to perform the services for which it was retained", Compl. P. 21; and (iii) that Tejas (and
CTA) received excessive fees for their services, Compl. P. P. 22, 23, 50. The Complaint details compensation received by Tejas, CTA and Gary Singer for services rendered between 2002 and 2005, Compl. P. P. 17, 21-23, 28-32, and lists purported "connections" between various defendants - which principally consist of overlapping business relationships. Compl. P. P. 33-38. Then the Complaint alleges - without any support - that the compensation received by Tejas, CTA and Gary Singer was excessive. Based on the foregoing, Plaintiff makes the conclusory assertion that "Defendants have benefited from their breaches of fiduciary duties in amounts that could exceed $100 million." Compl.
P. 23. Exactly how each of the defendants "benefited" and to what extent is not alleged in the Complaint. How each of the defendants breached their purported fiduciary duties is similarly left to the reader's imagination.


_________________________
8 Assuming, arguendo, that the Director Defendants relied upon erroneous or incorrect advice provided by CTA and Mr. Abbruzzese, there are no allegations that such reliance was unreasonable or in bad faith. In fact, Plaintiff has not alleged any facts which would deprive the Director Defendants of the protections afforded by 8 Del. C. ss. 141 (e), which states that "[a] member of the board of directors ... shall, in the performance of such member's duties, be fully protected in relying in good faith ... upon such information, opinions, reports or statements presented ... by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation."

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

         In addition to the foregoing, Count 1 of the Complaint contains sweeping claims of fiduciary breaches which lack any particularized factual support or explanation:

                  50. The Directors Defendants including Steven Singer, Aquino, Kittner, Williamson, Steele and Goldsmith who approved the grant of warrants or options to purchase Motient Stock to either CTA or Tejas and/or payments to CTA or Tejas have breached their fiduciary duties because such grants and payments were unnecessary, excessive and reflected self-dealing transactions as to certain directors with interests in either CTA or Tejas.

                  51. Defendants Steven Singer, Downie, Aquino, Steele, Williamson, Goldsmith, Kittner and Abbruzzese have breached their duties to Motient by, among other things, (i) causing Motient to hire CTA; (ii) causing Motient to pay CTA exorbitant fees and warrants; (iii) engaging Tejas to provide services to the Company; (iv) agreeing to pay Tejas millions in fees and warrants for the services allegedly provided; and
                  (v) misrepresenting and failing to disclose adequately their interests in these entities.

                  52. By knowingly permitting Gary Singer to act in a managerial role in circumvention of the SEC injunction and by failing adequately to disclose the extent of his role with Motient, the Defendants including Steven Singer, Aquino, Downie, Kittner, Williamson, Steele and Goldsmith have breached their fiduciary duties of care, good faith, and loyalty.

Compl. P. 51. Yet Plaintiff has not even attempted to articulate facts (conclusory or otherwise) to support the claims in Count 1. Count 2 alleges aiding and abetting claims. Count 3 alleges unjust enrichment claims against Steven G. Singer, Mr. Kittner and others.

         Finally, Plaintiff takes issue with the 8-K filed by Motient on August 19, 2005, addressing the three lawsuits filed against Motient by Plaintiff and its affiliates (including this action), which states:

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

                  August 16, 2005, Highland Legacy Limited ... filed suit in the Court of Chancery of the State of Delaware ... against:
                  Motient Corporation; Steven Singer, Gerald Kittner, Barry Williamson, Raymond Steele and Gerald Goldsmith, directors of Motient; Peter D. Aquino, a former director of Motient; Christopher Downie, Chief Operating Officer of Motient; Gary Singer; Tejas, Inc.; Tejas Securities, Inc.; Communications Technology Advisors LLC; Capital and Technology Advisors, Inc.; and Jared Abbruzzese. Highland Legacy Limited is an affiliate of James Dondero, a director of Motient. The lawsuit alleges breaches of duties allegedly owed to Motient by the defendants and seeks the recovery of fees from certain of these parties relating to prior transactions with Motient. Most of these fees were approved by Mr. Dondero in his capacity as a director of Motient. Also on August 16, 2005, Highland Crusader Offshore Partners, L.P., Highland Equity Focus Fund, L.P., Highland Capital Management, L.P., and Highland Capital Management Services, L.P., filed suit in the District Court in Dallas County, Texas, against Motient seeking, among other remedies, rescission of their purchase of Series A Preferred Stock of Motient in April, 2005. These four plaintiffs are also affiliates of James Dondero, a director of Motient.

                  Motient understands that Mr. Dondero or his Highland entities have been involved, primarily as a plaintiff, in over 50 lawsuits since 2002, at least some of which are similar to the Delaware lawsuit filed on August 16. The lawsuits against Motient were filed after the formation by Motient's Board of Directors of an Executive Committee which does not include Mr. Dondero. Motient believes that these lawsuits have no merit and intends to vigorously defend these lawsuits.

Motient 8-K (August 19, 2005) (emphasis added). Plaintiff challenges the above-underlined passages (as misleading or incorrect) and asserts that Motient's 8-K demonstrates that the Board is unable to investigate the claims alleged in the Complaint. Compl. P. P. 46, 47.

         D. Plaintiff's Amended Schedule 13D Reveals That This Action Is Merely A Ploy For Leverage In Plaintiff's $90 Million Claim In Texas.
            -------------------------------------------------------------------

         Contemporaneously with the filing of this action, certain of Mr. Dondero's Highland entities initiated lawsuits against Motient (and its affiliates) in Texas seeking, among other remedies, rescission of their $90 million purchase of Motient Series A Preferred Stock in April 2005. On or about September 7, 2005, Plaintiff (and its affiliates) issued an amended Schedule 13D ("Highland 13D") which responded to Motient's 8-K.9 The Highland 13D states, in part:

                  [O]n August 16, 2005, Highland Crusader Offshore Partners, L.P., Highland Equity Focus Fund, L.P., Highland Capital Management, L.P. and Highland Capital Management Services, Inc. (collectively, the "Highland Plaintiffs") filed a petition in ... Texas against Motient seeking the rescission of a sale of preferred stock by the Company to the Highland Plaintiffs that occurred in April 2005 (the "April Preferred Stock Sale"). The petition alleges that Motient made material misrepresentations and omitted material facts in connection with the issuance and sale of the preferred stock....

                  On August 22, 2005, the Highland Plaintiffs filed a second petition in ... Texas against the law firm of Andrews and Kurth, L.L.P., relating to, among other things, its legal opinion delivered in connection with the April Preferred Stock
                  Sale. ....

                  Highland Capital Management, L.P. ("Highland") is a Dallas, Texas-based investment adviser registered with the Commission that specializes in credit, structured product and distressed asset investments and manages over $15 billion in assets. Highland makes thousands of investments each year in both public and private companies. Contrary to the assertions in Motient's Current Report on Form 8-K dated August 19, 2005 (the "Form 8-K"), Highland rarely initiates litigation outside of investment-related bankruptcy proceedings. In fact, since January 2002, Highland has not initiated any derivative actions similar to the suits described herein or any litigation in connection with any of its equity investments.

                  In preparing for the litigation described above, Highland discovered that several of the Derivative Defendants have defended similar complaints in connection with their involvement with other companies. Specifically, Highland notes in Joseph D. Martinec, Chapter 11 Trustee of WSNet Holdings, Inc. v. Cerberus Capital Management LP, et al., a lawsuit filed in ...Texas, that similar causes of action were asserted


_________________________
9 The Highland 13D was filed on behalf of: The Prospect Street High Income Portfolio, Inc.; Prospect Street Income Shares Inc.; Highland Legacy Limited; Highland Crusader Offshore Partners, L.P.; PAMCO Cayman, Limited; Highland Select Equity Fund, L.P.; Highland Equity Focus Fund, L.P.; Highland Capital Management Services, Inc.; Highland Capital Management, L.P.; Strand Advisors, Inc.; and Mr. Dondero.

                  against Derivative Defendants Gary Singer and Jared Abbruzzese, including allegations of serious corporate governance abuses and conflicts of interest. .... Highland also notes the multiple lawsuits against Gary Singer involving fraud charges relating to his involvement with the Cooper Companies, Inc., including civil proceedings in SEC v. Cooper Cos., Civ. Action 92-8166 (S.D.N.Y Nov. 10, 1992) and criminal proceedings in United States v. Gary Singer and the Cooper Companies, Inc., 92 Cr. 964 (RJW) (S.D.N.Y.).

                  Due to the serious claims set forth in its lawsuits, Highland believes that it had no choice but to pursue litigation in order to protect its own interest in Motient and, ultimately, to preserve value in the Company on behalf of all stockholders. Highland also believes that it is important for Motient stockholders to understand the nature of these claims and to take Highland's concerns into account when considering any future proposals by Motient's Board of Directors.

Highland 13D (attaching the referenced complaints). Notably, as with the Complaint's allegations, the Highland 13D is an effort in semantic gamesmanship by Plaintiff. For example, Motient's 8-K asserts that "Mr. Dondero or his Highland entities have been involved, primarily as a plaintiff, in over 50 lawsuits since 2002...." In response, the Highland 13D states:

                  [c]ontrary to the assertions in Motient's ... 8-K ..., Highland rarely initiates litigation outside of investment-related bankruptcy proceedings. In fact, since January 2002, Highland has not initiated any derivative actions similar to the suits described herein....

(emphasis added). The term "Highland," as used in the Highland 13D, is defined to include only Highland Capital Management, L.P. - not Mr. Dondero or any of the other Highland entities that signed the Highland 13D.

         E. The Complaint Fails To Mention That Plaintiff's Affiliates Consented To The Terms Of The Challenged Stock Sales (Including Tejas' Compensation).
                  --------------------------------------------------------------

         While Plaintiff challenges the Board's decision to retain Tejas as placement agent in connection with stock sales in April, July and November 2004, the Complaint fails to mention that Plaintiff's affiliates (including Mr.

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

Dondero, both as a director and as a shareholder on behalf of Highland and its affiliates) consented to the terms of the challenged transactions. Each of the stock purchase agreements were signed by Highland Capital Management, L.P., as General Partner of various Plaintiff-affiliated entities (who purchased stock pursuant to the agreement):

         The April 2004 stock purchase agreement was signed on behalf of Highland Crusader Offshore Partners, L.P.;

         The July 2004 stock purchase agreement was signed on behalf of (i) Highland Equity Focus Fund, L.P., and (ii) Highland Equity Fund, L.P.; and

         The November 2004 stock purchase was signed (by Mr. Dondero) on behalf of (i) Highland Equity Focus Fund, L.P.; (ii) Highland Crusader Offshore Partners, L.P.; and (iii) Highland Equity Fund, L.P.

See Motient 10-Q, Exhibit 10.38 (period ending Mar. 31, 2003) (filed April 26,
2004) (April Agreement); Motient S-1, Exhibit 10.42 (July 6, 2004) (July Agreement); Motient 10-Q, Exhibit 10.43 (period ending Sept. 30, 2004) (filed Nov. 15, 2004) (Nov. Agreement). Each of the stock purchase agreements - signed by Plaintiff's affiliates - expressly disclosed the fees and warrants to be issued to Tejas and/or its affiliates in connection with the transaction. See Motient 10-Q, Exhibit 10.38, at 3 (period ending Mar. 31, 2003) (filed April 26,
2004) (April Agreement); Motient S-1, Exhibit 10.42 (July 6, 2004) (July Agreement); Motient 10-Q, Exhibit 10.43, at 7 (period ending Sept. 30, 2004) (filed Nov. 15, 2004) (Nov. Agreement). At the time Plaintiff's affiliates signed the various stock purchase agreements, they were aware of (and agreed to) the compensation being provided to Tejas and/or its affiliates.

                                    ARGUMENT
                                    --------

I.       THE COMPLAINT SHOULD BE DISMISSED PURSUANT TO RULE 23.1.
         --------------------------------------------------------

         A. The Pleading Requirements Of Rule 23.1.
            ---------------------------------------

         The board of directors of a corporation manages the business and affairs of the corporation. 8 Del. C. ss. 141(a). This authority encompasses the decision to initiate litigation. Zapata Corp. v. Maldonado, 430 A.2d 779, 782 (Del. 1981); Spiegel v. Buntrock, 571 A.2d 767, 773 (Del. 1990) ("The decision to bring a law suit or to refrain from litigating a claim on behalf of a corporation is a decision concerning the management of the corporation."). "Because a derivative action fetters managerial perogative, it is regulated by
.... Rule 23.1 which requires a shareholder first to demand that the directors pursue the alleged cause of action." In re NVF Co. Litig., 1989 WL 146237, at *4 (Del. Ch. Nov. 22, 1989) (citation omitted). The demand requirement established by Rule 23.1 prevents "a stockholder [from causing] the corporation to expend money and resources in discovery and trial in the stockholder's quixotic pursuit of a purported corporate claim based solely on conclusions, opinions or speculation." Brehm v. Eisner, 746 A.2d 244, 255 (Del. 2000); see also Aronson
v. Lewis, 473 A.2d 805, 811-12 (Del. 1984) (Rule 23.1 demand requirements "insure that a stockholder exhausts his intracorporate remedies, and ... provide a safeguard against strike suits.").

         In evaluating whether a derivative complaint complies with Rule 23.1, the Court's inquiry is limited to the complaint's allegations. See, e.g., White
v. Panic, 783 A.2d 543, 547 n.5 (Del. 2001) ("As a general rule, the Court of Chancery must confine its consideration on a motion to dismiss to the face of the complaint.") (citation omitted). In conducting this evaluation, only well-pleaded allegations of fact must be accepted as true; conclusionary allegations of fact or law not supported by allegations of specific fact may not be taken as true. A trial court need not blindly accept as true all allegations, nor must it draw all inferences from them in plaintiffs' favor unless they are reasonable inferences.

Grobow v. Perot, 539 A.2d 180, 187 (Del. 1988) (footnote omitted); see also Rales v. Blasband, 634 A.2d 927, 931 (Del. 1993) ("The well-pleaded factual allegations of the derivative complaint are accepted as true on such a motion. Conclusory allegations, however, are not accepted as true.") (internal citations omitted); Stotland v. GAF Corp., 1983 WL 21371, at *7 (Del. Ch. Sept. 1, 1983) ("futility cannot be evidenced by boilerplate allegations devoid of pertinent factual support"); Grobow, 539 A.2d at 187 (to overcome presumption that directors are disinterested and independent "only well-pleaded allegations of fact must be accepted as true; conclusory allegations of fact or law not supported by allegations of specific fact may not be taken as true").

         The Delaware Supreme Court recently reiterated the Rule 23.1 pleading requirements, stating that derivative complaints:

                  must comply with stringent requirements of factual particularity that differ substantially from the permissive notice pleadings governed solely by Chancery Rule 8(a). Rule
                  23.1 is not satisfied by conclusory statements or mere notice pleading.... What the pleader must set forth are
                  particularized factual statements that are essential to the claim.... A prolix complaint larded with conclusory language
                  ... does not comply with these fundamental pleading mandates.

Brehm, 746 A.2d at 254 (internal citation omitted). The pleading requirements under Rule 23.1 are "more onerous than that required to withstand a Rule 12(b)(6) motion to dismiss." Levine v. Smith, 591 A.2d 194, 207 (Del. 1991).

         Where, as here, demand has not been made on the board of directors, a derivative plaintiff bears the burden of alleging with particularity why demand should be excused as futile. E.g., Aronson, 473 A.2d at 815. As a matter of law, demand is futile only where a derivative plaintiff pleads particularized facts sufficient to demonstrate that (1) a majority of the board of directors is interested in, or lacks independence as to, the challenged transaction, or (2) a reasonable doubt exists that the challenged transaction was a valid exercise of business judgment. Id. at 815-16; Brehm, 746 A.2d at 256.

         In applying the two-part Aronson test, the Court must first examine whether a derivative complaint contains "well-pleaded facts" that will overcome the business judgment "presumptions of director disinterest or independence ... and, if not, ... whether the complaint pleads particularized facts sufficient to create a reasonable doubt that the challenged transaction was the product of a valid exercise of business judgment." Levine, 591 A.2d at 205. Rule 23.1 is not merely a technical requirement of pleading, but rather a substantive rule of Delaware corporate law. E.g., Grimes v. Donald, 673 A.2d 1207, 1216 (Del. 1996). Demand under Rule 23.1:

                  is an objective burden which must be met in order for the shareholder to have capacity to sue on behalf of the corporation. The right to bring a derivative action does not come into existence until the plaintiff shareholder has made a demand on the corporation to institute such an action or until the shareholder has demonstrated that demand would be futile.

Kaplan v. Peat, Marwick, Mitchell & Co., 540 A.2d 726, 730 (Del. 1988). Where derivative plaintiffs fail to carry their burden of demonstrating that demand should be excused, the derivative complaint must be dismissed - even if the claims contained therein are otherwise meritorious. E.g., Kaufman v. Belmont, 479 A.2d 282, 286 (Del. Ch. 1984); Haber v. Bell, 465 A.2d 353, 357 (Del. Ch.
1983); Levine, 591 A.2d at 200 (explaining that the requirements of Rule 23.1 embody "bedrock principles of Delaware law of corporate governance in the context of standing to maintain a derivative shareholder's suit." (emphasis in original)).

         As set forth below, the Complaint fails to satisfy the stringent pleading requirements of Rule 23.1 and therefore must be dismissed.

         B. The Complaint Fails To Plead Particularized Facts Sufficient To Create A Reasonable Doubt That A Majority Of The Board Is Independent And Disinterested.
            --------------------------------------------------------------------

         Under the first prong of Aronson, the Court considers the disinterest and independence of the directors that constituted the board at the time the derivative complaint was filed. Pogostin v. Rice, 480 A.2d 619, 624 (Del. 1984). At the time the Complaint was filed, the Board consisted of seven members. The Complaint does not challenge the disinterest or independence of two directors - Mr. Dondero and Ms. St. John.10 Plaintiff can meet its burden of demonstrating demand futility only by demonstrating through particularized allegations of fact that at least half of the Board is either interested or not independent - i.e. Plaintiff must establish that four of the remaining five directors are either interested or not independent. See, e.g., Beneville v. York, 769 A.2d 80, 84-87 (Del. Ch. 2000).

         Here, Plaintiff alleges that Messrs. Steele and Goldsmith lack independence and that Messrs. Kittner, Williamson and Singer are interested. Graphically, Plaintiff's challenge to the Board is as follows:

------------------------------------------------------------------------------
                                  INDEPENDENCE                INTEREST
------------------------------------------------------------------------------
James D. Dondero                  -                           -
------------------------------------------------------------------------------
Jonelle St. John                  -                           -
------------------------------------------------------------------------------
Raymond L. Steele                 Challenged                  -
------------------------------------------------------------------------------
C. Gerald Goldsmith               Challenged                  -
------------------------------------------------------------------------------
Gerald S. Kittner                 -                           Challenged
------------------------------------------------------------------------------
Barry A. Williamson               -                           Challenged
------------------------------------------------------------------------------
Steven G. Singer                  -                           Challenged
------------------------------------------------------------------------------


_________________________
10 The original complaint, at P. 37, stated that "Plaintiff does not challenge the independence of director Jonelle St. John." While the amended Complaint strikes that sentence, Plaintiff has not added any substantive allegations challenging the independence of Ms. St. John.

As articulated more fully below, the allegations contained in the Complaint do not satisfy Plaintiff's burden under Rule 23.1 and, accordingly, the Complaint must be dismissed.

                  1. The Complaint Fails To Plead Particularized Facts
                     Sufficient To Create A Reasonable Doubt That A Majority Of The Board Is Independent.

         Though the Court could set out to examine the independence of all five remaining directors, it need only examine the independence of Messrs. Steele and Goldsmith (who allegedly lack independence from the Singers) to dispose of this action. Directors will be deemed to lack independence where the directors "are so beholden to another director, who does possess such a self-interest, that they cannot consider the demand solely on its merits." Mizel v. Connelly, 1999 WL 550369, at *3 (Del. Ch. July 22, 1999). Stated differently:

                  "Independence" does not involve a question of whether the challenged director derives a benefit from the transaction that is not generally shared with the other shareholders. Rather, it involves an inquiry into whether the director's decision resulted from that director being controlled by another. A director can be controlled by another if in fact he is dominated by that other party, whether through close personal or familial relationship or through force of will. A director can also be controlled by another if the challenged director is beholden to the allegedly controlling entity. A director may be considered beholden to (and thus controlled by) another when the allegedly controlling entity has the unilateral power (whether direct or indirect through control over other decision makers), to decide whether the challenged director continues to receive a benefit, financial or otherwise, upon which the challenged director is so dependent or is of such subjective material importance to him that the threatened loss of that benefit might create a reason to question whether the controlled director is able to consider the corporate merits of the challenged transaction objectively.

Orman v. Cullman, 794 A.2d 5, at 25 n.50 (Del. Ch. 2002) (citation omitted). Absent particularized factual allegations establishing that the Board is influenced by some individual or entity that would benefit from retaining or excessively compensating Tejas or CTA, the Complaint fails to raise a reasonable doubt as to the Board's independence. E.g., Heineman v. Datapoint Corp., 611 A.2d 950, 955 (Del. 1992) (stating that to raise reasonable doubt as to a board's independence, "a party attacking a corporate transaction must advance particularized factual allegations from which the Court of Chancery can reasonably infer that the board members who approved the transaction are acting at the direction of the allegedly dominating individual or entity").

                  a. Mr. Steele Is Not Controlled Or Dominated By The Singers.

         Plaintiff alleges that Mr. Steele is controlled and dominated by the Singers, and dependent on the Defendants for compensation as a director of Globix and ABN - which Plaintiff characterize as "Singer-affiliated entities." Compl. P. 41.11 Plaintiff's theory appears to be that (i) the Singers control Globix and ABN, (ii) thus, the Singers have the ability to deprive Mr. Steele of the board fees from Globix and ABN, and (iii) the board fees are material to Mr. Steele.
         First, there are no well-pled allegations which allow the Court to reasonably infer that the Singers control Globix and/or ABN, or that they are even among the largest shareholders in those entities. The Singers are not alleged to be majority stockholders of either Globix or ABN. Absent majority stock ownership, a plaintiff must demonstrate that the minority shareholder held a dominant position and actually controlled the corporation's conduct. E.g. Kahn


_________________________
11 Merchants' Nat. Props., Inc. v. Meyerson, 2000 WL 1041229, at *6 n.26 (Del. Ch. July 24, 2000) ("Indeed, in his recent Walt Disney opinion, Chancellor Chandler observed that for this Court to hold that a director is beholden to another by reason of her interest in receiving fees 'expressly would be to overrule the Delaware Supreme Court.'") (citations omitted).

v. Lynch Communication Sys., Inc., 638 A.2d 1110, 1114 (Del. 1994) ("For a dominating relationship to exist in the absence of controlling stock ownership, a plaintiff must allege domination by a minority shareholder through actual control of corporation conduct.") (quoting Citron v. Fairchild Camera & Instrument Corp., 569 A.2d 53, 70 (Del. 1989); Solomon v. Armstrong, 747 A.2d 1098, 1117 n.61 (Del. Ch. 1999), aff'd 746 A.2d 277 (Del. 2000) (stating that domination requires "literal control of corporate conduct").

         The Complaint alleges that Steven G. Singer beneficially owns approximately 18.4% of the outstanding ABN common stock - which Plaintiff characterizes as "a significant stock interest," Compl. P. 40. This level of ownership, alone, does not establish control over ABN. See, e.g. In re W. Nat'l Corp. S'holders Litig., 2000 WL 710192, at *6 (Del. Ch. May 22, 2000) ("[S]ubstantial non-majority stock ownership, without more, does not indicate control."); Heineman v. Datapoint Corp., 611 A.2d 950 (Del. 1992) (holding that conclusory allegations that a director owned 15% and that board members had other business relationships were insufficient to excuse demand). Mr. Dondero and the Highland entities, by comparison, beneficially own approximately 16.4% of the outstanding ABN common stock.

         As for the Complaint's suggestion that Mr. Steele is beholden to the Singers,

                  [a] director may be considered beholden to (and thus controlled by) another when the allegedly controlling entity has the unilateral power (whether direct or indirect through control over other decision makers), to decide whether the challenged director continues to receive a benefit, financial or otherwise, upon which the challenged director is so dependent or is of such subjective material importance to him that the threatened loss of that benefit might create a reason to question whether the controlled director is able to consider the corporate merits of the challenged transaction objectively.

Orman, 794 A.2d at 25 n.50 (citation omitted). The Complaint alleges that Steven
G. Singer is Chairman, CEO and a significant stockholder of ABN, and Chairman of Globix. However, according to public filings, Steven G. Singer is not on the compensation committee for either company and does not directly control compensation decisions. ABN 10-K at 46 (2004); Globix DEF14A at 11 (May 23,
2005). These same filings also demonstrate that other, unrelated, larger shareholders are, in fact, on the compensation committees of each. Simply put, no well-pleaded particularized allegations establish that the Singers have any, much less unilateral, ability to deprive Mr. Steele of his director fees for Globix and/or ABN. See, Jacobs v. Yang, 2004 WL 1728521, at *4 (Del. Ch. Aug. 2,
2004), aff'd, 867 A.2d 902 (Del. 2005) (TABLE) (noting that "[t]he record illustrates clearly that the Insider Defendants are not in a position to control the other directors' tenure on the board, as was the case in eBay.").

         Second, even if the Singers had the ability to deprive Mr. Steele of his director fees, there are no allegations that the fees (alleged by Plaintiff to be $25,000 annually per board - $50,000 collectively) are material to Mr. Steele. Absent such allegations of materiality, the Court cannot reasonably infer that Mr. Steele is beholden to the Singers. E.g. In re the Walt Disney Co. Deriv. Litig., 731 A.2d 342, 360 (Del. Ch. 1998) (holding that consulting fees of $50,000 paid to an outside director, without an allegation that $50,000 was material to that director, did not render that director "beholden" to the company's CEO).

         Third, as to the overlapping board memberships, Delaware "cases have determined that ... outside business relationships, without more, ... are ... insufficient to raise a reasonable doubt of a director's ability to exercise independent business judgment." Official Committee of Unsecured Creditors of Integrated Health Services, Inc. v. Elkins, 2004 WL 1949290, at *10 (Del. Ch. Aug. 24, 2004); see also Zimmerman v. Braddock, 2002 WL 31926608 (Del. Ch. Dec.

31, 2002) (noting that even though a defendant director was also chairman and CEO of an entity of which another defendant director sat on the board, that director was deemed to be independent for purposes of determining whether demand was excused). As the Delaware Supreme Court has explained, "a solitary claim of interlocking directorships" does not raise a reasonable doubt as to the board's independence. Heineman, 611 A.2d at 955 (citations omitted). Moreover, it is well settled that mere allegations of long-standing professional and/or personal relationships are insufficient to support a finding of control. See, e.g., Orman, 794 A.2d at 27 ("The naked assertion of a previous business relationship is not enough to overcome the presumption of a director's independence. The law in Delaware is well-settled on this point."); Litt v. Wycoff, 2003 WL 1794724, at *4 (Del. Ch. Mar. 28, 2003) (stating that neither personal friendships nor outside business relationships are sufficient to raise reasonable doubt regarding director independence).

         What the Plaintiff must (and has not) allege are particularized facts that would support an inference that Mr. Steele (or the other Director Defendants) was more willing to risk his reputation than to risk his relationship with the Singers. Beam v. Stewart, 845 A.2d 1040, 1051-52 (Del.
2004) (citations omitted). No such allegations exist here. Absent such allegations, the Court cannot reasonably infer that Mr. Steele is beholden to the Singers.

         Based on the allegations in the Complaint, as set forth above, the Court cannot reasonably infer that Mr. Steele is controlled or dominated by the Singers.

                  b. Mr. Goldsmith Is Not Controlled Or Dominated By The
                     Singers.

         Plaintiff alleges that Mr. Goldsmith is controlled and dominated by the Singers and has a history of business with them, including service on the ABN board of directors. Compl P. P. 39, 42. Mr. Goldsmith is no longer a director for ABN. The Complaint points to Mr. Goldsmith's past compensation from ABN, attributes the compensation to the Singers and concludes that Mr. "Goldsmith is dominated, controlled and dependent on the Singers and the largesse they dispense to him." Compl. P. 42.

         First, as stated above, there are no well-pled allegations that the Singers control ABN. As such, there are no well-pled allegations that Mr. Goldsmith's past compensation for his board service was attributable to the Singers. In fact, Mr. Goldsmith served on ABN's board long before the Singers ever became involved with ABN, and was not elected to continue to serve on its Board of Directors when the company was restructured in April, 2005, while Mr. Dondero was elected to continue to serve on the board.

         Second, Mr. Goldsmith's past ABN compensation, alone, does not establish a reasonable doubt about his independence. See, e.g., Crescent/Mach 1 Partners LP v. Turner, 846 A.2d 963, 980 (Del. Ch. 2000) (rejecting allegation that a director's "long-standing 15-year professional and personal relationship" with a CEO could raise a reasonable doubt about the director's ability to exercise independent business judgment); State of Wisconsin Inv. Board v. Bartlett, 2000 WL 238026, at *6 (Del. Ch. Feb. 24, 2000) ("Evidence of personal and/or past business relationships does not raise an inference of self-interest.").

         Third, there are no well-pled allegations that Mr. Goldsmith's current Motient board fees establish a basis to challenge Mr. Goldsmith's independence. The receipt of customary directors' fees, without more, does not suggest a conflict of interest - otherwise every director who receives a director's fee would be deemed biased for purposes of pleading demand futility. E.g. Jacobs, 2004 WL 1728521, at *4; In re Nat'l Auto Credit, Inc. S'holders Litig., 2003 WL

139768, *10-11 (Del. Ch. Jan. 10, 2003); In re The Ltd., Inc., S'holders Litig., 2002 WL 537692, at *4 (Del. Ch. Mar. 27, 2002). Here, there is no suggestion that the Motient directors' fees exceed customary bounds or that the Singers have the unilateral ability to deprive Mr. Goldsmith of his Motient board fees. See Orman, 794 A.2d at 29 n.62 (observing that "[the] Court's view of the disqualifying effect of [director's] fees might be different if the fees were shown to exceed materially what is commonly understood and accepted to be a usual and customary director's fee"). In fact, Mr. Dondero nowhere mentions in his complaint that he also receives these exact same fees as compensation for his services.

         Based on the allegations in the Complaint, as set forth above, the Court cannot reasonably infer that Mr. Goldsmith is controlled or dominated by the Singers.
                                      * * *

         Based upon the independence of these two directors alone, there are no less than four directors who are disinterested and independent - Mr. Dondero, Ms. St. John, Mr. Steele and Mr. Goldsmith. Therefore, because of the demonstrated disinterestedness of the majority of the board, the Complaint fails to establish demand futility and should be dismissed. The second prong of Aronson is addressed in section C below.

                  2. The Complaint Fails To Plead Particularized Facts
                     Sufficient To Create A Reasonable Doubt That A Majority Of The Board Is Disinterested.

         While the Court need not analyze the remaining three Director Defendants, Plaintiff alleges that Messrs. Kittner, Williamson and Singer are interested. A director will be considered unable to act objectively with respect to a presuit demand if the director is interested in the outcome of the litigation. E.g. Beam, 845 A.2d at 1049; Orman, 794 A.2d at 25 n.50 (citation omitted). To establish that a director is interested in a challenged transaction, a plaintiff "must plead particularized facts demonstrating either a financial interest or entrenchment." Grobow, 539 A.2d at 188.

         Here, the Complaint has failed to satisfy that threshold. Plaintiff has failed to plead any particularized facts to establish that any of the Director Defendants are interested in the retention and/or compensation of Tejas or CTA. Moreover, Plaintiff has failed to allege sufficient facts to conclude that any such interest would have been material. In the absence of such allegations, Plaintiff cannot meet its burden of pleading under Rule 23.1 and the first prong of the Aronson test. See In re Gen. Motors (Hughes) S'holder Litig, 2005 WL 1089021, at *9 (Del. Ch. May 4, 2005) ("[A]n allegation of a director's personal interest must show materiality as to that director.")

                  a. Mr. Kittner Is Not Interested.

         Plaintiff alleges that Mr. Kittner "has a direct, material financial interest in the transactions" because he remains an "advisor and consultant" to CTA - a position also described by Plaintiff as a "senior executive" - and is a business partner with defendants Abbruzzese and Aquino. Compl. P. P. 8, 36.12 Plaintiff's ipse dixit does not pass muster under Rule 23.1. Plaintiff has not alleged (i) the amount of Mr. Kittner's compensation (as advisor/consultant) or the nature of his relationship with CTA; (ii) that Mr. Kittner's alleged compensation derived from CTA might be affected by the outcome of this litigation; or (iii) that the alleged compensation derived from CTA is material to Mr. Kittner. Absent such allegations, the Court cannot reasonably infer that Mr. Kittner is interested. See, e.g. Odyssey Partners, L.P. v. Fleming Companies, Inc., 735 A.2d 386, 408 (Del. Ch. 1999) (finding a consulting agreement "meaningless as a financial issue" in the context of a directors'


_________________________
12 Plaintiff makes the passing allegation that Mr. Kittner has "links to Tejas", Compl. P. 36, although no specific supporting facts are alleged. Such conclusory allegations do not satisfy Rule 23.1. Plaintiff also fails to mention that Messrs. Kittner and Abbruzzese sit on MSV's board, as Motient's designees, by a vote of the Motient Board, and at the request of Motient.

other compensation); Walt Disney, 731 A.2d at 360 (holding that consulting fees of $50,000 paid to an outside director, without an allegation that $50,000 was material to that director, did not render that director "beholden" to the company's CEO).

         "Materiality means that the alleged benefit was significant enough 'in the context of the director's economic circumstances, as to have made it improbable that the director could perform her fiduciary duties to the ... shareholders without being influenced by her overriding personal interest."' Orman, 794 A.2d at 23 (citation omitted) (emphasis omitted).

                  [I]t is well settled that plaintiffs' allegations of pecuniary self-interest must allow the Court to infer that the interest was of "a sufficiently material importance, in the context of the director's economic circumstances, as to have made it improbable that the director could perform her fiduciary duties without being influenced by her overriding personal interest."

Gen. Motors, 2005 WL 1089021, at *8 (citation omitted); see also id. , at *9 ("[A]n allegation of a director's personal interest must show materiality as to that director."). The Complaint allegations pertaining to Mr. Kittner do not meet this threshold.

         Plaintiff also alleges that Mr. Kittner is somehow conflicted with regard to CTA and Tejas because he a director of "Motient Satellite Ventures GP, Inc," the corporate general partner of MSV. Compl. P. P. 24-5.13 The Complaint challenges Motient's business relationships with CTA and Tejas - not MSV. The Complaint is devoid of any facts which explain how Mr. Kitner's service on the


_________________________
13 Plaintiff alleges that it is "informed" that since Mr. Kittner either beneficially or directly owns an undisclosed amount of MSV stock possibly through an undisclosed affiliate, he is conflicted with regard to Motient's business relations with MSV. Compl. P. 25. The Complaint also alleges that Mr. Kittner failed to disclose his purported interest in MSV. Compl. P. P. 26. Aside from the obvious lack of particularity with which these "facts" are pled and Plaintiff's failure to note that Mr. Kitner serves on the MSV board as Motient's designee, they are entirely irrelevant to this Motion. Pleadings upon "information and belief" are conclusory and therefore irrelevant for purposes of a Rule 23.1 motion. E.g. Griffin Corporate Servs., LLC v. Jacobs, 2005 WL 2000775, *6 (Del. Ch. Aug. 11, 2005) (stating that allegations "[u]pon information and belief ... without further factual allegations to support [them], [are] merely conclusory and need not be accepted as true."); Savor, Inc.
v. FMR Corp., 2001 WL 541484, *3 (Del. Super. Apr. 24, 2001), aff'd, 812 A.2d
894 (Del. 2002) (finding that allegations "[u]pon information and belief" were conclusory).

MSV board gives him a material interest in the retention or compensation of CTA and Tejas. Absent such a logical link, Mr. Kitner's service on the MSV board does not provide the Court with a basis for a reasonable inference of interest.

                  b. Mr. Williamson Is Not Interested.

         Plaintiff makes the bare allegation that because Mr. Williamson owns 51,00014 shares of Tejas stock and is a director of Tejas, he "cannot be expected to investigate and prosecute claims against Tejas and the other Defendants" Compl. P. 39. This conclusory allegation, standing alone, is not a sufficient basis for the Court reasonably infer that Mr. Williamson is interested in the retention and/or compensation of Tejas or CTA. Gen. Motors, 2005 WL 1089021, at *6 ("'Conclusory statements, [however], without supporting factual averments will not be accepted as true for purposes of a motion to dismiss.'") (quoting Grimes, 673 A.2d at 1214).

         Plaintiff fails to allege with specificity how Mr. Williamson is personally interested in the retention and compensation of Tejas or CTA; nor has Plaintiff even attempted to allege the amount or materiality of the Tejas directors' fee to Mr. Williamson. Without such allegations, Plaintiff's attempt to claim interest on the part of Mr. Williamson cannot succeed. Gen. Motors, 2005 WL 1089021, at *9 ("[A]n allegation of a director's personal interest must show materiality as to that director."). Further, it is not alleged (nor are there any facts that would support the conclusion) that Mr. Williamson's continued directorship at Tejas is contingent on the outcome of this litigation.

         With regard to Mr. Williamson's stock interest in Tejas, Plaintiff has failed to allege that this action would have any material effect on the stock price of Tejas (a public brokerage and investment banking company). Assuming,


_________________________
14 This figure includes 26,666 unissued shares of stock that are issuable under Tejas' Stock Option Plan and represents a 1.1% equity interest in Tejas. Tejas Inc. Schedule 14A, at 13 (June 6, 2005 annual meeting).

arguendo, some reduction in Tejas stock price arising from a negative finding in this action, Plaintiff has not alleged that the effects of such a change would be material to Mr. Williamson. E.g. In re Ply Gem Indus., Inc. S'holders Litig., 2001 WL 755133, at *9 (Del. Ch. June 26, 2001) ("The only allegation regarding Lilley, who had been a director for less than three years, was that his firm was paid $25,000 for consulting services. In the absence of some allegation that this was material to Lilley, I am satisfied that the Plaintiffs have not stated any basis to doubt Lilley's independence.").

         In short, Plaintiff has not given the Court any reasonable basis to infer that Mr. Williamson has any material interest in the retention and/or compensation of Tejas or CTA. In the absence of particularized factual allegations, the Court cannot reasonably infer that Mr. Williamson is interested in the acts complained of.

                  c. Steven G. Singer Is Not Interested.

         Plaintiff alleges that Steven G. Singer "cannot possibly investigate and pursue claims for his breach of duties, as he and/or his brother have a financial interest in the transactions." Compl. P. 39. While the Complaint fails to identify any personal benefit received by Steven G. Singer, the Complaint alleges that in February 2005, CTA and certain of its affiliates were paid an investment banking fee of $3.7 million in cash and stock in relation to the closing of Motient's acquisition of certain interests in MSV. After Motient paid CTA $3.7 million, CTA then assigned approximately $1.1 million of this fee to The Singer Children's Management Trust, which is ultimately controlled by and affiliated with Gary Singer.

Compl. P. 32. At best, the foregoing allegation might support an inference that Steven G. Singer had some indirect interest in the retention and compensation of CTA in connection with Motient's purchase of MSV interests between November 2004 and February 2005. However, there are no well-pled allegations (or reasonable inferences) which connect the $1.1 million payment to Steven Singer himself, let alone to any of the challenged stock sales in April, July and November of 2004. Absent such a connection, the $1.1 million payment to the trust affiliated with Gary Singer is irrelevant to this Motion. The $1.1 million payment was in connection with a transaction which Plaintiff does not challenge; thus, the Court should not consider it in determining Steven G. Singer's interest with regard to the challenged transactions. See, e.g., Pogostin, 480 A.2d at 624 ("Directorial interest exists whenever divided loyalties are present, or a director either has received, or is entitled to receive, a personal financial benefit from the challenged transaction which is not equally shared by the stockholders.") (emphasis added); Zimmerman, 2002 WL 31926608, at *7 (same). Assuming, arguendo, that the Complaint contained particularized allegations of fact which established the missing logical link, there are no particularized factual allegations which suggest that (i) either Gary Singer or CTA were paid anything but market rates for their services,15 (ii) the $1.1 million payment to Gary Singer was somehow inappropriate or unwarranted, or (iii) that any of the $1.1 million payment found its way to Steven G. Singer.

         In addition, the allegations concerning Steven G. Singer are conspicuously devoid of any allegations that would allow the Court reasonably to infer that any purported interest in (or benefit derived from) Tejas or CTA is material to Steven G. Singer. In some circumstances, the Court has determined that "material financial interests of close family members may factor into" a Rule 23.1 analysis. Litt, 2003 WL 1794724, at *5. However, "the failure to


_________________________
15 As set forth above, Motient's 10-Ks for the years ending 2002, 2003, 2004 - all signed by Mr. Dondero - all state that all of the contracts with CTA "were approved by Motient's board of directors, and Motient believes that the contracts and transactions were made on terms substantially as favorable to Motient as could have been obtained from unaffiliated third parties." Motient 10-K at 100-101 (2002); Motient 10-K at 111 (2003); Motient 10-K at 80 (2004).

allege with particularity both close familial relationship and materiality amounts to a failure to raise a reasonable doubt regarding [a director]'s disinterest and independence." Id. Here, based upon the absence of such materiality allegations, Plaintiff's claims of interest with regard to Steven G. Singer must fail. Gen. Motors, 2005 WL 1089021, at *9 ("[A]n allegation of a director's personal interest must show materiality as to that director.").

         Based on the allegations in the Complaint, as set forth above, the Court cannot reasonably infer that Mr. Steven G. Singer is interested.

                                      * * *

         In summary, the allegations of the Complaint fail completely to establish a reasonable doubt that a majority of the Board is disinterested.

                  3. The Allegations Of Board Retaliation And Pre-Judgment Are
                     Irrelevant, False And/Or Misleading.

         The original complaint in this action was amended to include allegations concerning Motient's 8-K addressing the three lawsuits recently filed against Motient by Plaintiff and its affiliates. Compl. P. P. 44-7. Plaintiff's new allegations claim that Motient's 8-K evidences the Board's inability to consider the demand that Plaintiff should have made in this action. Compl. P. P. 44-7. The new allegations are irrelevant, false and/or misleading.

                  a. The Alleged Board Retaliation Did Not Occur.

         Faced with the reality that demand was not excused, Plaintiff amended its Complaint in an effort to distort the facts and concoct a basis to avoid dismissal. As amended, the Complaint now states that:

                  Plaintiff submitted the original complaint for filing on August 16, 2005, immediately prior to a previously scheduled Motient board meeting that began at 2:00 p.m. Central time [(3:00 p.m. Eastern)]. At that board meeting, Motient's dominated, controlled and conflicted board implemented a scheme to exclude the only truly independent director, Dondero, from management and the board... At the August 16 board meeting, the board voted to form a so-called 'Executive Committee,' which excludes Dondero.

Compl. P. 44 (emphasis added). Through vague and misleading allegations, Plaintiff suggests that the Executive Committee was formed in retaliation for the present action. Compl. P. P. 44-7. As with the Highland 13D, this allegation is another effort in semantic gamesmanship by Plaintiff. As stated in Motient's 8-K, "[t]he lawsuits against Motient were filed after the formation by Motient's Board of Directors of an Executive Committee which does not include Mr. Dondero." Motient 8-K (August 19, 2005) (emphasis added). According to the Docket, the original complaint in this action was filed at 5:04 p.m. Eastern on August 16, 2005 - two hours after the previously scheduled Motient board meeting at which the Executive Committee was created. The Texas action against Motient was filed on August 22, 2005 - again, after the Motient board meeting. 16

         Plaintiff, working on the false premise that the Executive Committee was formed in response to this action, concludes that the formation of the Executive Committee "demonstrates the board's lack of independence and inability to meaningfully pursue and prosecute the claims and allegations [in the Complaint]." Compl. P. 45. However, the Complaint is devoid of particularized facts explaining why this demonstrates anything but the simple fact that Motient's Board, consistent with their fiduciary duties, found it to be in the best interests of the company and its stockholders to exclude Mr. Dondero from certain Board deliberations. In the absence of specific allegations linking formation of the Executive Committee to any disloyal acts, the allegations concerning formation of an Executive Committee should not be considered by the Court in determining the interest or independence of the Director Defendants.


_________________________
16 Plaintiff's affiliates also filed an action in Texas against Motient's attorneys Andrews Kurth LLP on August 16, 2005.

                  b. The Motient 8-K Statement That Plaintiff's "Three Lawsuits
                     Have No Merit" Is Irrelevant To This Motion.

         Plaintiff also seizes upon the statement in Motient's 8-K that Motient believes the three lawsuits have no merit and that Motient intends to vigorously defend the lawsuits. Motient 8-K (August 19, 2005); Compl. P. 47. This line of reasoning is without merit for several reasons.

         First, this Court has dismissed derivative actions based upon a plaintiff's failure to make demand in instances where, as here, the company or its directors have announced a belief that the litigation is without merit. See, e.g., Litt, 2003 WL 1794724 (dismissing derivative action under Rule 23.1 for failure to make a demand); Progress Financial 10-K (2001) ("[A] shareholder's derivative action was filed against the Company and its directors in the
Delaware Chancery Court alleging ... breach of their fiduciary duty.... The
Company believes that this action is without merit and will defend the action vigorously.") (emphasis added); Rattner, 2003 WL 22284323 (dismissing derivative action under Rule 23.1 for failure to make a demand); VeriSign 10-K (2002) ("Another derivative action was filed ... alleging similar breaches of fiduciary duty. Defendants moved to dismiss these claims.... VeriSign and the individual defendants dispute all of these claims, and intend to vigorously defend themselves against the allegations outlined herein.") (emphasis added). Public statements about the merits (or lack thereof) of derivative litigation are routinely made in SEC filings and are irrelevant to the Court's analysis under Rule 23.1.

         Second, the new allegations are an obvious, though misguided, reference to this Court's ruling in Biondi v. Scrushy, 820 A.2d 1148, 1163-67 (Del. Ch.

2003). The context of the present case is vastly different from that in Biondi. Unlike the present case in which Motient filed an 8-K regarding ongoing major litigation (as is a matter of course for many public companies), Biondi involved "an odd confluence of unusual and highly troubling facts." Biondi, 820 A.2d at 1165. In Biondi, the members of a special litigation committee issued several public statements disparaging the merits of the claims that they undertook to investigate before they even began the investigation. Id. Similar facts are not present here. In addition, as set forth above, the special litigation committee context at issue in Biondi (where "the SLC has the burden of establishing its own independence by a yardstick that must be 'like Caesar's wife' - 'above reproach.'") is dramatically different than the demand-excusal context at issue here. Beam, 845 A.2d at 1055. Biondi is inapposite here.

         Third, even assuming, arguendo, that the 8-K establishes that the Director Defendants have a view as to the merits of the claims made in this action, that does not establish a reasonable doubt that the Board has the ability to exercise its managerial power (conforming with fiduciary duties) in relation to the decision to prosecute the action. For example, it is well settled that merely naming the directors of a corporation as defendants in a derivative suit, with respect to decisions made by those directors, does not render those directors interested for purposes of a Rule 23.1 analysis. E.g. Aronson, 473 A.2d at 818. Presumably, in such cases - where the directors are being asked to sue themselves for actions they have taken - the director defendants do not believe that the allegations against them have merit. Despite the director defendants' obvious (and understandable) "pre-judgment" about the merits of such litigation, demand is nonetheless not excused. Contrary to Plaintiff's suggestion here, operation of the business judgment rule does not require a tabula rasa on behalf of the Director Defendants prior to the business decision about prosecuting the litigation.

                  4. The Allegations Of Unjust Enrichment And The Sweeping
                     Allegations Of Wrongdoing In Count 1 Are Irrelevant To This Motion.

         As set forth above, the Complaint contains a litany of allegations which are wholly unsupported by particularized allegations of fact. In Count 3, Plaintiff alleges that Steven G. Singer and Mr. Kittner (and/or others)

                  obtained benefits from Motient by wrongful conduct, duress and/or taking of [SIC] an undue advantage of Motient .... As a result, these Defendants have been unjustly enriched.

The Complaint fails to contain any particularized allegations of wrongful acts (or omissions) by Steven G. Singer or Mr. Kittner. Moreover, the Complaint fails to allege how these defendants were supposedly "enriched." Count 3 is a spurious claim that lacks any support (either in the Complaint or reality). These baseless claims do not create a disabling interest or an adequate challenge to independence.

         Similarly, the remaining allegations of wrongdoing in Count 1 which have not been addressed herein are irrelevant. As stated above, merely naming the directors of a corporation as defendants in a derivative suit does not render those directors interested for purposes of a Rule 23.1 analysis. E.g. Aronson, 473 A.2d at 818. The litany of claims leveled at the Director Defendants (without support from particularized allegations of fact) do not provide the Court with a reasonable basis to infer interestedness or lack of independence.

                                      * * *

         For the reasons set forth above, the Complaint fails to plead particularized facts sufficient to demonstrate that a majority of the Board is interested or lacks independence. Therefore, demand is not excused under the first prong of Aronson.

         C. The Complaint Fails To Plead Particularized Facts Sufficient To Create A Reasonable Doubt That The Retention And Compensation Of CTA And Tejas Were Valid Exercises Of Business Judgment.
            --------------------------------------------------------------------

         In light of Plaintiff's failure to raise a reasonable doubt that a majority of the Motient Board was disinterested or independent with respect to the retention and compensation of CTA and Tejas, demand will not be excused unless Plaintiff can demonstrate that these decisions were not a valid exercise of the Board's business judgment under the second prong of Aronson. See, e.g., Grobow, 539 A.2d at 189. Because the business judgment rule is "a presumption that directors making a business decision, not involving self-interest, act on an informed basis, in good faith and in the honest belief that their actions are in the corporation's best interest," (Grobow, 539 A.2d at 187) the Court may not "assume that the transaction was a wrong to the corporation requiring corrective measures by the board." Pogostin, 480 A.2d at 624. Instead, Rule 23.1 requires Plaintiff to "plead particularized facts creating a reasonable doubt as to the 'soundness' of the challenged transactions sufficient to rebut the presumption that the business judgment rule attaches to the transaction." Levine, 591 A.2d at 206. This is a substantial burden since the second prong of Aronson is "directed to extreme cases in which despite the appearance of independence and disinterest a decision is so extreme or curious as to itself raise a legitimate ground to justify further inquiry and judicial review. The test for this second stage is thus necessarily high, similar to the legal test for waste." Kahn v. Tremont Corp., 1994 WL 162613, at *6 (Del. Ch. Apr. 21, 1994, revised Apr. 22,
1994); Greenwald v. Batterson, 1999 WL 596276, at *7 (Del. Ch. July 26, 1999)
(same).17 Plaintiff's scant conclusory allegations fall frighteningly short this imposing standard.


_________________________
17 White, 783 A.2d 543 at 554 ("A board's decisions do not constitute corporate waste unless they are exceptionally one-sided. Accordingly, we have defined 'waste' to mean 'an exchange of corporate assets for consideration so

         1. The Complaint Fails To Plead Particularized Facts Sufficient To Create A Reasonable Doubt As To The Board's Procedural Due Care.

         To establish demand futility on procedural due care grounds, a plaintiff must allege "specific facts describing what steps the directors did not take in informing themselves or how they could have better informed themselves before entering into the challenged transactions." Starrels v. First Nat'l Bank of Chicago, 870 F.2d 1168, 1172 (7th Cir. 1989); see also Aronson, 473 A.2d at 812. The Complaint, quite simply, does not plead sufficient particularized facts to conclude that the Director Defendants failed to adequately inform themselves in connection with their retention of CTA and Tejas. The Complaint states - without particularized support - that "[i]n addition or in the alternative, a reasonable doubt exists that the challenged transactions and conduct were the product of a valid exercise of business judgment of Motient's directors." Compl. P. 62. More specifically, the Complaint alleges "[t]he directors, other than James Dondero, provided little input and had basically no deliberation on these complicated issues involving transactions worth hundreds of millions of dollars to the company," Compl. P. 19, and "felt compelled to [hire Tejas] without proper consideration of alternatives or alternative service providers." Id. However, in support of this claim, Plaintiff does not assert, with specificity, what steps the Motient Board failed to take other than to provide more "input" or to contribute more "substantive comments." Id. Similarly, the Complaint has no allegations whatsoever that the decision to hire and compensate CTA was not afforded proper consideration and due care.


_________________________
disproportionately small as to lie beyond the range at which any reasonable person might be willing to trade.' As a practical matter, a stockholder plaintiff must generally show that the board 'irrationally squander[ed]' corporate assets - for example, where the challenged transaction served no corporate purpose or where the corporation received no consideration at all. Under this standard, a corporate waste claim must fail if 'there is any substantial consideration received by the corporation, and ... there is a good faith judgment that in the circumstances the transaction is worthwhile.' This is so even if the transaction appears, with hindsight, to be unreasonably risky to a reviewing Court. As we have observed, 'courts are ill-fitted to attempt to weigh the 'adequacy' of consideration under the waste standard or, ex post, to judge appropriate degrees of business risk.'") (citations omitted) (emphasis added).

To the contrary, the Complaint itself admits, albeit, with disapproval, that the Board discussed the hiring of Tejas. Compl. P. 19. No other particularized facts are alleged. These generalized allegations cannot excuse demand under Rule 23.1.

         Given the scant allegations in the Complaint, it is simply unreasonable to draw the inference that (i) sufficient attention was not afforded the decisions to hire and compensate Tejas and CTA, (ii) the director defendants failed to consider any opportunity to hire other advisors or bankers on more favorable terms, and (iii) the director defendants failed to consider any alternative advisors or bankers. Without particularized factual allegations demonstrating a likelihood that the director defendants were grossly negligent in fulfilling their duty of procedural due care, Plaintiff's broad, conclusory assertions regarding the quantity or quality of "input" or "substantive comments," alone, cannot raise a reasonable doubt as to the director defendants' business judgment. See Grobow, 539 A.2d at 191; Starrels, 870 F.2d at 1172.


         2. Plaintiff's Conclusory Substantive Allegations Are Insufficient To Overcome The Presumptions Of The Business Judgment Rule.

         The substantive allegations set forth in the Complaint likewise do not raise a reasonable doubt that the Board's retention and compensation of CTA and Tejas were valid exercises of business judgment. In order to successfully raise such a reasonable doubt on substantive grounds, a derivative Plaintiff must plead particularized facts sufficient to demonstrate that the challenged transaction is "so egregious on its face that board approval cannot meet the test of business judgment." Aronson, 473 A.2d at 815. Thus, a hallmark of the business judgment rule is that "a court will not substitute its judgment for that of the board if the latter's decision can be 'attributed to any rational business purpose.'" Unocal Corp. v. Mesa Petroleum Co., 493 A.2d 946, 954 (Del.
1985) (quoting Sinclair Oil Corp. v. Levien, 280 A.2d 717, 720 (Del. 1971)) (emphasis added).

         Courts have compared this standard to that of waste. Kahn, 1994 WL 162613, at *6 ("The test for this second stage is thus necessarily high, similar to the legal test for waste"). The legal test for waste is "severe." Glazer v. Zapata Corp., 658 A.2d 176, 183 (Del. Ch. 1993). Directors are guilty of waste of corporate assets only when they authorize an exchange that is so one sided that no business person of ordinary, sound judgment could conclude that the corporation has received adequate consideration. If reasonable, informed minds might disagree on the question, then in order to preserve the wide domain over which knowledgeable business judgment may safely act, a reviewing court will not attempt to itself evaluate the wisdom of the bargain or the adequacy of the consideration.

Id.; see Grobow, 539 A.2d at 189 (quoting Saxe v Brady, 184 A.2d 602, 610 (Del. Ch. 1962)) (no claim of waste has been stated unless "what the corporation has received is so inadequate in value that no person of ordinary, sound business judgment would deem it worth what the corporation has paid"). This Court has stated that to excuse demand on grounds of waste, "the complaint must allege particularized facts showing that the corporation, in essence, gave away assets for no consideration." Green v. Phillips, 1996 WL 342093, at *5 (Del. Ch. June 19, 1996).

         Moreover, Plaintiff's standard in this inquiry is even more exacting in light of this Court's deference to directors' business judgment in matters of compensation. Haber, 465 A.2d at 359; see also, In re Walt Disney Co. Derivative Litig., 2005 WL 2056651, at *38-39 (Del. Ch. Aug. 9, 2005). As this Court noted in Steiner v. Meyerson, 1995 WL 441999, at *4-5 (Del. Ch. July 19, 1995):

                  The agreements in question are attacked on a corporate waste theory. On this ground it appears clear that the complaint does not state a claim upon which relief might be granted. The gist of the complaint is that these deals pay [the CEO] too much for too little. That question however is the essence of business judgment...

                  ... the waste theory represents a theoretical exception to the statement very rarely encountered in the world of real transactions. There surely are cases of fraud; of unfair self-dealing and, much more rarely negligence. But rarest of all - and indeed, like Nessie, possibly non-existent - would be the case of disinterested business people making non-fraudulent deals (non-negligently) that meet the legal standard of waste!

Steiner, 1995 WL 441999, at *4-5 (emphasis added).

         If a "legitimate business purpose[]" is apparent from a derivative Complaint, the allegations cannot meet the second prong of Aronson and thus, demand is not excused. See Grobow, 539 A.2d at 189-90; Unocal 493 A.2d at 954; Levine, 591 A.2d at 207. Here, not only did the retention and compensation of CTA and Tejas have a valid business purpose, but that purpose is explained on the face of the Complaint! CTA "provided financial advice to Motient since 2002..." Compl. P. 17. Tejas has served as the placement agent for several Motient private stock issuances. Compl. P. P. 29-31. There are no allegations in the Complaint alleging that CTA or Tejas failed to perform the tasks for which they were retained or that the business arrangement was so one sided that no reasonable person could have retained CTA or Tejas on the terms described. To the contrary, the Complaint admits that CTA and Tejas consistently performed the functions and achieved the goals for which they were hired. See, Compl. P. P. 17, 29-31.

         While the Complaint does allege that "Tejas was also paid above-market rates for its services" and that compensation to CTA and Tejas was "excessive;" Compl. P. P. 22, 50, these allegations are unsupported by any particularized allegation as to what the market value of CTA or Tejas' services were.18

Further, even if the Complaint did plead sufficient facts to establish that Tejas was paid above market rates for its services, this is not enough to meet the pleading standard under the second prong of the Aronson test. Aronson, 473 A.2d at 815. The Complaint must plead facts that establish that no reasonable business person would enter into the transaction(s) on the terms alleged. Id. Since no such facts are even alleged (even in a conclusory manner), the Complaint falls fall short of this standard.

         Since, as established above, a valid business purpose for the retention of CTA and Tejas is evident from the face of the Complaint, Plaintiff's claims do not raise a reasonable doubt that the Board's decision to retain CTA and Tejas were valid exercises of the director defendants' business judgment.

         D. Plaintiff Does Not Fairly And Adequately Represent The Interests Of Any Stockholder Except Itself.
            --------------------------------------------------------------------

         In order to assert derivative claims, a stockholder plaintiff must fairly and adequately represent the interests of all stockholders. Youngman v. Tahmoush, 457 A.2d 376, 379 (Del. Ch. 1983). Plaintiff is currently prosecuting massive individual claims in Texas against Motient. The Texas claims not only overshadow Plaintiff's interest in the derivative recovery it now seeks, but compete with and are antagonistic to the interests of all other common shareholders, as well as to the claims set forth in this derivative action. As such, Plaintiff is impermissibly conflicted and must be disqualified as an inadequate derivative plaintiff under Rule 23.1.

         Even though the requirement that a derivative plaintiff fairly and adequately represent all shareholders is not explicit in Rule 23.1, Delaware Courts have consistently found this requirement to be implicit in the purposes


_________________________
18 As set forth above, Mr. Dondero signed at least three SEC filings which state that all of the contracts and transactions with CTA were approved by Motient's board of directors, and were believed by Motient to be on terms substantially as favorable to Motient as could have been obtained from unaffiliated third parties. Motient 10-K at 100-101 (2002); Motient 10-K at 111 (2003); Motient 10-K at 80 (2004).

and policies behind Rule 23.1. Emerald Partners, 564 A.2d at 673-74. Courts will consider any conflict of interest between the named derivative plaintiff and the similarly situated stockholders because the plaintiff is bringing suit in a representative capacity. Id.; see also Youngman, 457 A.2d at 379 (recognizing that derivative plaintiff must be an adequate representative because the plaintiff acts as a fiduciary). Thus, if a stockholder plaintiff has conflicting interests which encumber its ability to act in the interests of the other stockholders, that stockholder will not be permitted to serve as the derivative plaintiff. Emerald Partners, 564 A.2d at 673-74; Scopas Tech. Co. v. Lord, 1984 WL 8266, at *2 (Del. Ch. Nov. 20, 1984).

         In order to determine whether a plaintiff is an adequate representative, Courts examine any evidence which indicates that the plaintiff will disregard the interests of the other shareholders when prosecuting the action. Youngman, 457 A.2d at 379. To this end, Courts will consider several factors:
                  Among the elements which the courts have evaluated in considering whether the derivative plaintiff meets Rule 23.1's representation requirements are: economic antagonisms between representative and class; the remedy sought by the plaintiff in the derivative action; indications that the named plaintiff was not the driving force behind the litigation; plaintiff's unfamiliarity with the litigation; other litigation pending between the plaintiff and defendants; the relative magnitude of plaintiff's personal interests as compared to his interest in the derivative action itself; plaintiff's vindictiveness towards the defendants and, finally, the degree of support plaintiff was receiving from the shareholders he purported to represent.

Youngman, 457 A.2d at 379-80; see also Emerald Partners, 564 A.2d at 673-74 (quoting Davis v. Comed, Inc., 619 F.2d 588, 593-95 (6th Cir. 1980)). Although a Court will consider all of these factors, and may consider others, a particularly strong showing under any single category may warrant disqualification. Emerald Partners, 564 A.2d at 673-74; Youngman, 457 A.2d at 380.

         At least three of the Youngman factors weigh strongly in favor of disqualifying Plaintiff in this case: (1) "economic antagonisms between representative and class;" (2) "other litigation pending between the plaintiff and defendants;" and (3) "the relative magnitude of plaintiff's personal interests as compared to his interest in the derivative action itself." Id. at 379-380. A simple reading of the Complaint and Plaintiff's public statements strongly suggest the presence of a fourth factor as well, vindictiveness towards the defendants.

         In Scopas Tech. Co. v. Lord, Vice Chancellor Walsh noted that "[o]rdinarily, other litigation, in and of itself, may warrant disqualification of a plaintiff from bringing a derivative suit where it appears that the derivative plaintiff instituted the derivative suit only as 'leverage' to further his individual claims." 1984 WL 8266, at *2 (citing Rothenberg v. Sec. Mgmt. Co., Inc., 667 F.2d 958, 961 (11th Cir. 1982)). The prejudicial effect of the pending litigation is compounded where, as is the case here, the derivative plaintiff's proportional share of a possible derivative recovery is significantly smaller than the plaintiff's pending individual claims against the company. Scopas, 1984 WL 8266, at *2 (finding that a shareholder representative's adequacy was undermined by individual claims approximately ten times greater than the representative's proportional share of a possible derivative recovery).

         There are currently two pending actions in Texas arising out of a dispute between Motient and Plaintiff regarding the 2005 issuance of $90M of preferred stock to Plaintiff. In the first action, Plaintiff is suing Motient for allegedly misrepresenting the nature of the preferred stock purchase and seeks to rescind the purchase and recover the $90M it paid for the stock. A copy of this complaint is attached hereto as Exhibit A. In the second case, Plaintiff is suing Motient's attorneys for alleged fraud and misrepresentation in connection with an opinion they issued regarding the same preferred stock issuance. A copy of this complaint is attached hereto as Exhibit B.

         It is unquestionable from the faces of the Delaware and Texas complaints that the purported monetary value of Plaintiff's individual claims in the Texas action involving Motient far exceed its proportional share of any derivative recovery. Plaintiff notes in the Complaint that "[t]he defendants have benefited from their breaches of fiduciary duties in amounts that could exceed $100 million." Compl. P. 23 (emphasis added). According to Motient's last 10-K, Plaintiff owns approximately 9.3% of Motient equity. Accordingly, Plaintiff's proportional (indirect) interest in a potential derivative recovery in this action (about $9.3 million) is far less (approximately 10%) than the $90 million individual claim it is currently prosecuting. The Court of Chancery in Scopas held that a similar value ratio of derivative to individual claims (approximately 11%) "creates a strong potential for the derivative suit to be used merely as leverage, and not pursued with the same vigor as [the plaintiff's] direct claims." Scopas, 1984 WL 8266, at *3. The court found that this was especially true when the factual basis of the two suits are different, and thus, the safeguard of court approval of derivative settlements is not as effective. Id.

         Because Plaintiff is currently pursuing factually distinct individual claims against Motient which economically dwarf its proportional indirect interest in the derivative recovery it seeks here, Plaintiff should be disqualified as a derivative plaintiff and this Complaint should dismissed pursuant to Rule 23.1.

                                   CONCLUSION
                                   ----------

         For the foregoing reasons, the Moving Defendants respectfully submit that the Complaint should be dismissed with prejudice for failure to make a demand pursuant to Rule 23.1.


                                   ----------------------------------------
                                   Gregory P. Williams (DSBA No. 2168)
                                   Lisa A. Schmidt (DSBA No. 3019)
                                   Richard P. Rollo (DSBA No. 3994)
                                   Harry Tashjian, IV (DSBA No. 4609)
                                   Richards, Layton and Finger, P.A.
                                   One Rodney Square, P.O. Box 551
                                   Wilmington, Delaware 19899-0551
                                   (302) 651-7700
                                     Attorneys  for  defendants  Steven
                                     G.  Singer,  Barry  A. Williamson,
                                     Gerald S.  Kittner,  Raymond  L.  Steele,
                                     C. Gerald  Goldsmith,  Christopher W.
                                     Downie,  and  nominal defendant Motient
                                     Corporation
OF COUNSEL:

FISH & RICHARDSON P.C.
William J. Marsden (DSBA No. 2247)
Stamatios Stamoulis (DSBA No. 4606)
919 Market Street, Suite 1100
P.O. Box 1114 Wilmington, DE 19899-1114
(302) 652-5070

William B. Mateja (pro hac pending)
Paul E. Coggins (pro hac pending)
1717 Main Street, Suite 5000
Dallas, TX 75201
(214) 747-5070
Attorneys for Steven G. Singer

Dated: October 14, 2005

                             CERTIFICATE OF SERVICE
                             ----------------------


         It is hereby certified that on October 14, 2005, the Opening Brief In Support Of The Motion To Dismiss Filed By Motient, The Director Defendants And Christopher W. Downie, and this Certificate of Service, were served by electronic filing upon the following counsel of record:

                 Kevin R. Shannon (DSBA No. 3137)
                 Michael A. Pittenger (DSBA No. 3212)
                 Matthew E. Fischer (DSBA No. 3092)
                 Joyce E. Wong (DSBA No. 4617)
                 Hercules Plaza, 6th Floor
                 1313 North Market Street
                 Wilmington, Delaware 19899-0951


                                            ----------------------------------
                                            Harry Tashjian, IV (DSBA No. 4609)

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
NATURE AND STAGE OF THE PROCEEDINGS...............................................................................1

PRELIMINARY STATEMENT.............................................................................................2

STATEMENT OF FACTS................................................................................................4

         A.     Relevant Parties And Non-Parties..................................................................4
                  1.    The Professional Plaintiffs: Highland And Mr. Dondero.....................................4
                  2.    Motient And The Director Defendants.......................................................4
                  3.    Motient's Officer Defendant...............................................................5
                  4.    Motient's Financial And Restructuring Advisors: CTA And Tejas.............................5
                  5.    Plaintiff's Red Herrings..................................................................6
         B.     Background: Mobile Satellite Ventures, Motient's Chapter 11
                Filing And The FCC Developments...................................................................7
         C.     The Delaware Complaint's Allegations Of Wrongdoing...............................................11
         D.     Plaintiff's Amended Schedule 13D Reveals That This Action Is Merely A
                Ploy For Leverage In Plaintiff's $90 Million Claim In Texas......................................13
         E.     The Complaint Fails To Mention That Plaintiff's Affiliates Consented
                To The Terms Of The Challenged Stock Sales (Including Tejas' Compensation).......................15

ARGUMENT.........................................................................................................17
I.       THE COMPLAINT SHOULD BE DISMISSED PURSUANT TO RULE 23.1.................................................17
         A.     The Pleading Requirements Of Rule 23.1...........................................................17
         B.     The Complaint Fails To Plead Particularized Facts Sufficient To
                Create A Reasonable Doubt That A Majority Of The Board Is Independent
                And Disinterested................................................................................20
                  1.    The Complaint Fails To Plead Particularized Facts Sufficient To
                        Create A Reasonable Doubt That A Majority Of The Board Is
                        Independent..............................................................................21
                  2.    The Complaint Fails To Plead Particularized Facts Sufficient To
                        Create A Reasonable Doubt That A Majority Of The Board Is
                        Disinterested............................................................................27
                  3.    The Allegations Of Board Retaliation And Pre-Judgment Are
                         Irrelevant, False And/Or Misleading.....................................................33
                  4.    The Allegations Of Unjust Enrichment And The Sweeping
                        Allegations Of Wrongdoing In Count 1 Are Irrelevant To This Motion.......................37
         C.     The Complaint Fails To Plead Particularized Facts Sufficient To
                Create A Reasonable Doubt That The Retention And Compensation Of
                CTA And Tejas Were Valid Exercises Of Business Judgment..........................................38

                  1.    The Complaint Fails To Plead Particularized Facts Sufficient To
                        Create A Reasonable Doubt As To The Board's Procedural Due Care..........................39
                  2.    Plaintiff's Conclusory Substantive Allegations Are Insufficient To
                        Overcome The Presumptions Of The Business Judgment Rule..................................40
         D.     Plaintiff Does Not Fairly And Adequately Represent The Interests
                Of Any Stockholder Except Itself.................................................................43

CONCLUSION.......................................................................................................47

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

HIGHLAND LEGACY, LIMITED,              )
                                       )
      Plaintiff,                       )
                                       )
   v.                                  )             C.A.  No. 1566-N
                                       )
STEVEN G. SINGER; GARY SINGER;         )
TEJAS, INC.; TEJAS SECURITIES GROUP,   )
INC.; GERALD S. KITTNER;               )
CHRISTOPHER W. DOWNIE;                 )
COMMUNICATIONS TECHNOLOGY              )
ADVISORS LLC; CAPITAL &                )
TECHNOLOGY ADVISORS, INC.; PETER       )
D. AQUINO; JARED E. ABBRUZZESE;        )
BARRY A. WILLIAMSON; RAYMOND L.        )
STEELE; and C. GERALD GOLDSMITH,       )
                                       )
      Defendants,                      )
                                       )
and MOTIENT CORPORATION,               )
                                       )
      Nominal Defendant.               )


           OPENING BRIEF IN SUPPORT OF THE MOTION TO DISMISS FILED BY MOTIENT, THE DIRECTOR DEFENDANTS AND CHRISTOPHER W. DOWNIE
           ----------------------------------------------------------



                                           Gregory P. Williams (DSBA No. 2168)
                                           Lisa A. Schmidt (DSBA No. 3019)
                                           Richard P. Rollo (DSBA No. 3994)
                                           Harry Tashjian, IV (DSBA No. 4609)
                                           Richards, Layton and Finger, P.A.
                                           One Rodney Square, P.O. Box 551
                                           Wilmington, Delaware 19899-0551
                                           (302) 651-7700
                                             Attorneys for defendants Steven G.
                                             Singer,  Barry  A. Williamson,
                                             Gerald S.  Kittner,  Raymond  L.
                                             Steele,  C. Gerald  Goldsmith,
                                             Christopher  W.  Downie,  and
                                             nominal defendant Motient
                                             Corporation

OF COUNSEL:

FISH & RICHARDSON P.C.
William J. Marsden (DSBA No. 2247)
Stamatios Stamoulis (DSBA No. 4606)
919 Market Street, Suite 1100
P.O. Box 1114 Wilmington, DE 19899-1114
(302) 652-5070

William B. Mateja (pro hac pending)
Paul E. Coggins (pro hac pending)
1717 Main Street, Suite 5000
Dallas, TX 75201
(214) 747-5070
 Attorneys for Steven G. Singer

Dated: October 14, 2005